DOW 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 82.4%

Pfizer, Inc.

29,120

$

609,482

Total Health Care

________

3,603,600

INDUSTRIALS 18.5%

3M Co.†

29,120

$

2,304,848

MATERIALS 4.5%

Caterpillar, Inc.†

29,120

2,279,805

E.I. du Pont de Nemours and

Boeing Co.

29,120

2,165,654

Co.

29,120

1,361,651

United Technologies Corp.

29,116

2,003,763

Alcoa, Inc.

29,116

1,049,923

General Electric Co.

29,120

1,077,731

Total Materials

________

2,411,574

Total Industrials

________

9,831,801

TELECOMMUNICATION SERVICES 4.1%

INFORMATION TECHNOLOGY 11.5%

AT&T, Inc.

29,123

1,115,411

International Business

Verizon Communications,

Machines Corp.†

29,124

3,353,337

Inc.

29,115

1,061,242

Hewlett-Packard Co.

29,120

1,329,619

Total Telecommunication Services

________

2,176,653

Microsoft Corp.

29,120

826,426

Intel Corp.

29,120

616,762

Total Common Stocks

Total Information Technology

________

6,126,144

(Cost $40,245,124)

________

43,875,409

FINANCIALS 10.4%

Face

American Express Co.

29,118

1,273,039

Amount

American International

REPURCHASE AGREEMENTS

Group, Inc.

29,124

1,259,613

15.5%

JPMorgan Chase & Co.

29,117

1,250,575

Collateralized by U.S. Treasury

Bank of America Corp.†

29,220

1,107,730

Obligations

Citigroup, Inc.

29,120

623,751

Lehman Brothers Holdings, Inc.

Total Financials

________

5,514,708

issued 03/31/08 at 1.15% due

04/01/08††

$

4,684,460

4,684,460

CONSUMER STAPLES 10.0%

UBS, Inc. issued 03/31/08 at

Procter & Gamble Co.

29,120

2,040,438

1.29% due 04/01/08

3,569,638

________

3,569,638

Coca-Cola Co.

29,120

1,772,534

Wal-Mart Stores, Inc.

29,117

1,533,884

Total Repurchase Agreements

Total Consumer Staples

________

5,346,856

(Cost $8,254,098)

________

8,254,098

ENERGY 9.3%

SECURITIES LENDING COLLATERAL 13.8%

Chevron Corp.

29,220

2,494,219

Investment in Securities Lending Short

Exxon Mobil Corp.

29,120

2,462,970

Term

Total Energy

________

4,957,189

Investment Portfolio Held by

U.S. Bank

7,327,915

________

7,327,915

CONSUMER DISCRETIONARY 7.3%

McDonald's Corp.

29,120

1,624,022

Total Securities Lending Collateral

Walt Disney Co.†

29,118

913,723

(Cost $7,327,915)

________

7,327,915

Home Depot, Inc.†

29,117

814,403

General Motors Corp.†

29,120

554,736

Total Investments 111.7%

Total Consumer Discretionary

________

3,906,884

(Cost $55,827,137)

$

_________

59,457,422

Liabilities in Excess of Other

HEALTH CARE 6.8%

Assets – (11.7)%

$

(6,230,487)

_________

Johnson & Johnson, Inc.

29,120

1,889,014

Merck & Co., Inc.

29,120

1,105,104

1

DOW 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Value

Net Assets – 100.0%

$

53,226,935

Unrealized

Contracts

Gain

Futures Contracts Purchased

June 2008 Dow Jones Industrial

Average Index Mini Futures

Contracts

(Aggregate Market Value of

Contracts $14,582,260)

238 $

260,568

Units

Equity Index Swap Agreement

June 2008 Dow Jones Industrial

Average Index Swap,

Terminating 06/13/08*

(Notional Market Value

$48,374,457)

3,945 $

________

269,458

*

Price Return based on Dow Jones Industrial Average Index +/-

financing at a variable rate.

†

All or a portion of this security is on loan at March 31, 2008.

††

All or a portion of this security is pledged as equity index swap collateral at March 31, 2008.

2